EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162108, 333-106933, 333-97787, 333-87092, 333-47326, 333-38258, 333-38236 and 333-38250), Form S-3 (Nos. 333-152944, 333-110034, 333-105173, 333-101365, 333-99211, 333-88758 and 333-70366) and Form S-3 filed as post-effective amendment No. 2 to Registration Statement on Form S-4 (No. 333-103434) of Krispy Kreme Doughnuts, Inc. of our report dated March 26, 2012 relating to the financial statements of Kremeworks, LLC and Subsidiary which appears in this Form 10-K for the fiscal year ended January 29, 2012.

/s/ Blackman Kallick, LLP
Chicago, Illinois
March 30, 2012